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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1996 Incentive Stock Option Plan and 1997 Annual and Long-Term Incentive-Performance Plan of Kelley Oil & Gas Corporation of our report dated March 6, 1998, with respect to the consolidated financial statements and schedules of Kelley Oil & Gas Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





                                             DELOITTE & TOUCHE LLP


Houston, Texas
May 4, 1998